Exhibit 99.2

CROWN HOLDINGS, INC. ANNOUNCES PROMOTION OF CHRISTY L. KALAUS TO VICE PRESIDENT AND CORPORATE CONTROLLER AND APPOINTMENT OF DAVID A. BEAVER AS VICE PRESIDENT AND TREASURER

YARDLEY, Pa., Oct. 29, 2021 /PRNewswire/ — Crown Holdings, Inc. (NYSE: CCK) today announced that Ms. Christy L. Kalaus, the Company’s Assistant Corporate Controller, was promoted to Vice President and Corporate Controller, effective January 1, 2022, in accordance with the Company’s management succession plan.

Mr. David A. Beaver, the Company’s current Corporate Controller, will serve as the Company’s new Vice President & Treasurer, effective January 1, 2022.

“I would like to congratulate both Christy and Dave on their well-deserved promotions,” said Mr. Timothy J. Donahue, the Company’s Chief Executive Officer. “I believe their considerable finance and accounting expertise and deep understanding of the Company’s business will continue to play an integral part in Crown’s growth and success.”

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release or the actual results of operations or financial condition of the Company to differ are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2020 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

About Crown Holdings, Inc.

Crown Holdings, Inc., through its subsidiaries, is a leading global supplier of rigid packaging products to consumer marketing companies, as well as transit and protective packaging products, equipment and services to a broad range of end markets. World headquarters are located in Yardley, Pennsylvania. For more information visit www.crowncork.com.

For more information, contact:

Thomas A. Kelly, Senior Vice President and Chief Financial Officer, (215) 698-5341, or

Thomas T. Fischer, Vice President, Investor Relations and Corporate Affairs, (215) 552-3720